Filed Pursuant to Rule 424(b)(5)
Registration No. 333-221711

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 12, 2017)

Common Stock	Preferred Stock
Debt Securities	Warrants
Rights	Units

$15,000,000 Shares of Common Stock

plus 200,000 Commitment Shares

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $15,000,000  shares of our common stock to IFG OPPORTUNITY FUND LLC (“IFG Fund”) under a Common Stock Purchase Agreement entered into on January 23, 2018 (the “Purchase Agreement”).

The shares of common stock offered under the Purchase Agreement include (i) 200,000 shares of common stock to be issued to IFG FUND in consideration for entering into the Purchase Agreement (the “Commitment Shares”), and (ii) additional shares of common stock, which we have the right to “put” or sell from time to time to IFG Fund, with an aggregate offering price of up to $15,000,000 (the “Put Shares”). The purchase price for the Put Shares is based upon formulas set forth in the Purchase Agreement depending on the notice we submit to IFG Fund from time to time (the “Purchase Notice”). We may issue Purchase Notices at any time on or after the date of the Purchase Agreement until the date on which IFG FUND has purchased all of the Put Shares or (ii) January 26, 2020  (such period, the “Commitment Period”). The total number of shares of Common Stock that may be issued under the Purchase Agreement, including the Commitment Shares, shall be limited to such number that equals no more than 19.99% of the Company’s outstanding shares of Common Stock as of the date hereof (the “Exchange Cap”).  Due to the Exchange Cap and based upon a $2.24 per share price, which was the closing sale price of our common stock on January 24, 2018, the total number of shares of Common Stock that we may issue under the Purchase Agreement would be 4,200,000 including the 200,000 Commitment Shares; such number may change if the closing sale price of our Common Stock changes (See, “Amount of Potential Proceeds to be Received under the Purchase Agreement” in the IFG Fund Transaction section below).  Additionally, in no event shall IFG Fund purchase a number of shares that exceeds 10% of the Company’s Common Stock trading volume on the Principal Market (defined below) during normal trading hours on any specified purchase date.

This prospectus supplement covers the issuance and resale of the Commitment Shares and the Put Shares to IFG FUND and by or on behalf of IFG FUND. With regard to the Put Shares, IFG FUND is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of the Put Shares. Any broker-dealers or agents that are involved in resales of Put Shares may be deemed “underwriters”. We will not receive any proceeds from the resale of the Put Shares by IFG FUND, though we will receive proceeds from the sale of the Put Shares directly to them pursuant to the Purchase Agreement.

Shares of our common stock are currently traded on the NASDAQ Capital Market under the symbol “TYHT”. On January 24, 2018, the closing sale price of our common stock was $2.24 per share.

As of January 24, 2018, the aggregate market value of our outstanding common stock held by non-affiliates is approximately $37,961,666, based on 21,034,072 shares of outstanding common stock, of which approximately 16,947,172 are held by non-affiliates, and a per share price of $2.24 based on the closing sale price of our common stock on January 24, 2018.

We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement.

Investing in our securities involves a high degree of risk. You should purchase our securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Underwriter

IFG OPPORTUNITY FUND LLC

The date of this prospectus supplement is January 26, 2018

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with additional or different information. We are offering to sell, and seeking offers to buy, common stock only in jurisdictions where offers and sales are permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

ABOUT THIS PROSPECTUS SUPPLEMENT

On November 21, 2017 we filed with the SEC a registration statement on Form S-3 (File No. 333-221711) utilizing a shelf registration process relating to the securities described in this prospectus supplement, which registration statement, as amended, was declared effective on December 19, 2017. Under this shelf registration process, we may, from time to time, sell up to $25,000,000 in the aggregate of common stock and other types of securities as specified in the shelf registration statement.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read this entire prospectus supplement as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement and the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. We are not incorporating by reference any information submitted under Item 2.02 or Item 7.01 of any Current Report on Form 8-K into any filing under the Securities Act or the Exchange Act or into this prospectus supplement or the accompanying prospectus.

Any statement contained in a document incorporated by reference, or deemed to be incorporated by reference, into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained herein, therein or in any other subsequently filed document which also is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “TYHT,” the “Company,” “we,” “us” and “our” or similar terms refer to Shineco, Inc. a Delaware corporation and its consolidated subsidiaries.

-i-

CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our current expectations and beliefs, including estimates and projections about our industry. Forward-looking statements may be identified by use of terms such as “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “believes” and similar expressions, although some forward-looking statements are expressed differently. Statements concerning our financial position, business strategy and plans or objectives for future operations are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and may cause actual results to differ materially from management’s current expectations. Such risks and uncertainties include those set forth herein under “Risk Factors.” The forward-looking statements in this prospectus speak only as of the time they are made and do not necessarily reflect our outlook at any other point in time.

Except as may be required under the federal securities laws, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to read any further disclosures we make on related subjects in our filings with the SEC, including Form 10-K, Form 10-Q and Form 8-K reports. Also note that under the caption “Risk Factors,” we provide a cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our business. These are factors that we think could cause our actual results to differ materially from expected and historical results. Other factors besides those listed in “Risk Factors,” including factors described as risks in our filings with the SEC, could also adversely affect us. For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

-ii-

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

In this prospectus and any amendment or supplement hereto, unless otherwise indicated, the terms “we,” “us,” “our,” and the “Company” refer only to Shineco, Inc. (“TYHT”) and its subsidiaries.

Additionally, unless we indicate otherwise, references in this prospectus to:

●	“China” and the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

●	“RMB” and “Renminbi” are to the legal currency of China; and

●	“$,” “US$” and “U.S. dollars” are to the legal currency of the United States.

S-1

General

We are a Delaware holding company that uses our subsidiaries’ and variable interest entities’ vertically- and horizontally-integrated production, distribution and sales channels to provide health and well-being focused plant-based products. Our products are only sold domestically in China. We utilize modern engineering technologies and biotechnologies to produce, among other products, Chinese herbal medicines, organic agricultural produce and specialized textiles. Our health and well-being focused plant-based products business is divided into three major segments:

1. Processing and distributing traditional Chinese herbal medicine products as well as other pharmaceutical products. This segment is conducted through Ankang Longevity Group, which operates 66 cooperative retail pharmacies throughout Ankang, a city in southern Shaanxi province, China, through which we sell directly to individual customers traditional Chinese medicinal products produced by us as well as by third parties. Ankang Longevity Group also owns a factory specializing in decoction, which is the process by which solid materials are heated or boiled in order to extract liquids, and distributes decoction products to wholesalers and pharmaceutical companies around China. This segment accounted for approximately 39.4% of our revenues for the year ended June 30, 2017. This segment accounted for approximately 41.8% of our revenues for the three months period ended September 30, 2017.

2. Processing and distributing green and organic agricultural produce as well as growing and cultivating yew trees (taxus media). We currently cultivate and sell yew mainly to large group and corporate customers, but do not currently process yew into Chinese or Western medicines. This segment is conducted through the Company’s variable interest entities: the Zhisheng Group, which comprises the following Chinese companies participating in our yew tree business: Shineco Zhisheng (Beijing) Bio-Technology Co. (“Zhisheng Bio-Tech”), Yantai Zhisheng International Freight Forwarding Co., Ltd (“Zhisheng Freight”), Yantai Zhisheng International Trade Co., Ltd (“Zhisheng Trade”), Yantai Mouping District Zhisheng Agricultural Produce Cooperative (“Zhisheng Agricultural”), and Qingdao Zhihesheng Agricultural Produce Services, Ltd (“Qingdao Zhihesheng”). This segment accounted for approximately 49.8% of our revenues for the year ended June 30, 2017. This segment accounted for approximately 44.8% of our revenues for the three months period ended September 30, 2017.

3. Developing and distributing specialized fabrics, textiles and other byproducts derived from an indigenous Chinese plant Apocynum Venetum, grown in the Xinjiang region of China, and known in Chinese as “Luobuma” or “bluish dogbane”. Our Luobuma products are specialized textile and health supplement products designed to incorporate traditional Eastern medicines with modern scientific methods. These products are predicated on centuries-old traditions of Eastern herbal remedies derived from the Luobuma raw material. This segment is channeled through the Company’s directly-owned subsidiary, Beijing Tenet-Jove Technological Development Co., Ltd. (“Tenet-Jove”). This segment accounted for approximately 10.8% of our revenues for the year ended June 30, 2017. This segment accounted for approximately 13.4% of our revenues for the three months period ended September 30, 2017.

We primarily market our health and wellbeing-focused products in China. At present, we do not sell any of our products in the United States or Canada. China’s domestic pharmaceutical and healthcare products market is fast-growing but, in our opinion, underdeveloped. We believe China’s healthcare sector has the capacity to develop even further. From pharmaceuticals to medical products to general consumer health, China remains among the world’s most attractive markets, and by far the fastest-growing of all the large emerging ones. Driving this growth is China’s aging population, increased incidence of chronic diseases, and a material increase in investment from both domestic and foreign corporations. The growth also reflects the Chinese government’s focus on healthcare as both a social priority (as witnessed in its late 2000s healthcare reforms) and a strategic priority (as witnessed in the 12th five-year plan’s stated focus on growing the biomedical industry in the future).

S-2

Corporate Information

Our principal executive offices are located at Room 1001, Building T5, DaZu Square, Daxing District, Beijing, People’s Republic of China. Our telephone number is: (+86) 10-87227366.

Implications of Being an Emerging Growth Company

As a company with less than $1.0 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions through 2020 or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than approximately $1.0 billion in annual revenues, have more than $700 million in market value of our capital stock held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some, but not all, of the available exemptions. We have taken advantage of some reduced reporting burdens in this prospectus and the documents incorporated by reference into this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

S-3

THE OFFERING

Common stock offered by us pursuant to this prospectus supplement	Up to $15,000,000 of shares of our common stock plus 200,000 Commitment Shares, par value $0.001 per share.

Common stock outstanding immediately prior to this offering	21,034,072. This number excludes: 85,660 shares of Common Stock at $5.40 per share that the Company issued to Network 1, its underwriter for the initial public offering on March 26, 2017.

Common stock to be outstanding after this offering

25,234,172 shares assuming the sale of 200,000 Commitment Shares and 4,000,000 shares of common stock to IFG FUND, based upon a price of $2.24 per share, which was the closing sale price of our common stock on the NASDAQ Capital Market on January 24, 2018.  The actual number of Put Shares issued will vary depending on the ultimate sales prices used based upon the terms of the Purchase Agreement.

Manner of Offering

Immediate issuance of 200,000 Commitment Shares to IFG FUND in consideration for entering into the Purchase Agreement and additional Put Shares via “equity line of credit” arrangement involving from time-to-time “puts” of shares of Common Stock to IFG FUND pursuant to the terms of the Purchase Agreement, for an aggregate offering price of up to $15,000,000. The total number of shares of Common Stock that may be issued in this Offering, including the 200,000 Commitment Shares, shall be limited to 4,200,000 shares of Common Stock.

See “The IFG FUND Transaction” and “Plan of Distribution.”

Plan of Distribution

IFG FUND may, from time to time, sell any or all of the Put Shares and Commitment Shares in any manner that is in compliance with applicable state and federal securities laws, including on the stock exchange on which our Common Stock is then traded or in private transactions. These sales may be at fixed or negotiated prices; provided, that, short sales (as defined in Rule 200 of Regulation SHO under the Exchange Act), whether by IFG FUND or on its behalf, are prohibited under the Purchase Agreement.

See “The IFG FUND Transaction” and “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes and working capital for the Luobuma Industrialization Project. See “Use of Proceeds” in this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in shares of our common stock, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 6 of the accompanying prospectus and in the other documents incorporated by reference into this prospectus supplement.

Market for the common stock	Our common stock is quoted and traded on NASDAQ Capital Market under the symbol “TYHT”.

Except as otherwise indicated, all of the information in this prospectus supplement assumes the issuance of 200,000 Commitment Shares and the issuance of 4,000,000 Put Shares at a price of $2.24 per share, which was the closing price of our common stock on the NASDAQ Capital Market on January 24, 2018.

S-4

RISK FACTORS

Investing in our securities involves a high degree of risk. Investors should carefully consider the risks described below and in the filings incorporated by reference before deciding whether to invest in our securities. We expect to update the risk factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus supplement. These updated risk factors will be incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks described below and those described in our filings incorporated by reference are not the only ones we face. If any of the following risks actually occur, our business, financial condition or results of operations could be adversely affected. In such case, the trading price of our common stock could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in the forward-looking statements made throughout this prospectus supplement and in the documents incorporated by reference as a result of different factors, including the risks we face described below and those described in the filings incorporated by reference.

The risk factors below are limited to those that relate to this Offering, although as mentioned above, this is by no means an exhaustive account of any such potential risk factors. We encourage you to read the Risk Factor section including in the accompanying prospectus below for risk factors related to our business and operations.

Risks Related to the Offering

Our management will have broad discretion over the use of the proceeds to us from this offering and may apply it to uses that do not improve our operating results or the value of our securities.

We will not receive any proceeds from the resale of the Put Shares by IFG FUND, but we will receive proceeds from the sale of the Put Shares directly to IFG fund pursuant to the Purchase Agreement. Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying solely on such judgment of our management regarding the application of these proceeds. Although we expect to use the net proceeds from this offering for working capital and general corporate purposes, which may include working capital for the Luobuma Industrial Project, we have not allocated these net proceeds for specific purposes. Investors will not have the opportunity, as part of their investment decision, to assess whether the proceeds are being used appropriately. Our use of the proceeds may not improve our operating results or increase the value of the securities being offered hereby.

Sales of our common stock to IFG FUND may cause substantial dilution to our existing stockholders.

This prospectus supplement relates to $15,000,000 of our common stock that we may issue and sell to IFG FUND from time to time pursuant to the Purchase Agreement and 200,000 Commitment Shares. It is anticipated that shares offered to IFG FUND in this offering will be sold over a period of up to 24 months from the date of this prospectus supplement. From time to time during the term of the Purchase Agreement, and at our sole discretion, we may present IFG Fund with a Purchase Notice requiring IFG Fund to purchase shares of our Common Stock. As a result, our existing stockholders will experience immediate dilution upon the purchase of any of the shares by IFG Fund. IFG Fund may resell some, if not all, of the shares that we issue to it under the Purchase Agreement and such sales could cause the market price of our Common Stock to decline significantly. To the extent of any such decline, any subsequent puts would require us to issue and sell a greater number of shares to IFG Fund in exchange for each dollar of the put amount. Under these circumstances, the existing stockholders of our company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our Common Stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by IFG Fund, and because our existing stockholders may disagree with a decision to sell shares to IFG Fund at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price. If we request IFG Fund purchase shares when our share price is decreasing, we will need to issue more shares to raise the same amount of funding.

IFG OPPORTUNITY FUND LLC may ultimately purchase all, some or none of the $15,000,000 of shares of common stock that, together with the 200,000 Commitment Shares, is the subject of this prospectus supplement. After IFG OPPORTUNITY FUND LLC has acquired the shares under the Purchase Agreement, it may sell all, some or none of those shares. Sales to IFG OPPORTUNITY FUND LLC by us pursuant to the Purchase Agreement under this prospectus supplement may result in substantial dilution to the interests of other holders of our common stock. Furthermore, the number of shares ultimately sold to IFG FUND under this prospectus supplement is dependent upon the number of shares we elect to sell to IFG FUND under the Purchase Agreement. Depending upon market liquidity at the time, sales of shares of our common stock under the Purchase Agreement may cause the trading price of our common stock to decline.

S-5

The sale of a substantial number of shares of our common stock to IFG FUND in this offering, or anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales. However, we have the right to control the timing and amount of any sales of our shares to IFG FUND and we do have certain rights to terminate the Purchase Agreement at our discretion without any cost to us.

Resales of shares purchased by IFG FUND under the Purchase Agreement may cause the market price of our common stock to decline.

Subject to the terms and conditions of the Purchase Agreement, we have the right to “put,” or sell, up to $15,000,000 worth of shares of our Common Stock to IFG FUND. Unless terminated earlier, IFG FUND’s purchase commitment will automatically terminate at the end of the Commitment Period. This arrangement is also sometimes referred to herein as the “Equity Line.” The purchase price is subject to adjustment as set forth in the Purchase Agreement, for the Put Shares issued to IFG FUND pursuant to the Purchase Agreement, as detailed in “IFG Fund Transaction – Purchase of Shares.” If we “put” shares to IFG Fund when our stock price is low, IFG Fund may in turn sell their shares for a lower price, which may cause the market price of our common stock to decline.

The foregoing description of the terms of the Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Purchase Agreement itself.

There is no guarantee that we will satisfy the conditions to the Purchase Agreement.

Although the Purchase Agreement provides that we can require IFG FUND to purchase, at our discretion, up to $15,000,000 worth of shares of our Common Stock in the aggregate, our ability to put shares to IFG FUND and obtain funds when requested is limited by the terms and conditions of the Purchase Agreement, including restrictions on the amount we may put to IFG FUND at any one time, which is determined in part by the trading volume of our Common Stock, and a limitation on our ability to put shares to IFG FUND to the extent that it would cause IFG FUND to beneficially own more than 19.99% of the outstanding shares of our Common Stock.

S-6

USE OF PROCEEDS

We intend to use the net proceeds from this offering for general corporate purposes; and working capital for the Luobuma Industrialization Project. We will not receive any proceeds from the sale of the Put Shares by IFG FUND.

DILUTION

The sale of our common stock to IFG FUND pursuant to the Purchase Agreement will have a dilutive impact on our stockholders. As a result, our net income/(loss) per share would decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our right to sell shares to IFG FUND, the more shares of our common stock we will have to issue to IFG FUND pursuant to the Purchase Agreement in order to obtain the full $15.0 million in gross proceeds and our existing stockholders would experience greater dilution.

After giving effect to (i) the issuance of the 200,000 Commitment Shares, and (ii) the sale of 4,000,000 shares of common stock at an assumed offering price of $2.24 per share (the closing price of our common stock on January 24, 2018) less estimated offering expenses, our adjusted net tangible book value per share of our common stock as of September 30, 2017 would have been approximately $74 million or $2.91 per share. The change represents an immediate decrease in net tangible book value per share of our common stock of $0.17 per share to existing stockholders and an immediate increase of $0.67 per share to new investors purchasing the shares of our common stock in this offering. The following table illustrates this per share dilution:

Assumed Public offering price per share		$2.24
Net tangible book value per share as of September 30, 2017	$3.08
Decrease per share attributable to existing investors	$0.17
Adjusted net tangible book value per share as of September 30, 2017		$2.91
Increase per share to new investors		$0.67

The number of shares of our common stock to be outstanding after this offering is based on 21,034,072 shares of common stock outstanding as of September 30, 2017.

The shares sold in this offering, if any, in addition to the 200,000 Commitment Shares, may be sold from time to time at various prices.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

In this Offering, we are offering up to 4,200,000 shares of our Common Stock, including the 4,00,000 Put Shares and the 200,000 Commitment Shares, issued in accordance with the Purchase Agreement. For a further discussion of the Purchase Agreement, see the sections of this prospectus entitled “The IFC FUND TRANSACTION” and “Plan of Distribution”. For a description of the Common Stock being offered hereby, please see “Description of Capital Stock” in the accompanying prospectus.

S-7

THE IFG FUND TRANSACTION

General

On January 23, 2018, we entered into a Purchase Agreement with IFG FUND, which provides that, upon the terms and subject to the conditions and limitations set forth therein, IFG FUND is committed to purchase up to an aggregate of $15,000,000 of our common stock (the “Available Amount”) from time to time (the “Put Shares”) over the term of the Purchase Agreement (the “IFG Transaction”). As consideration for entering into the Purchase Agreement, issued 200,000 shares of our common stock to IFG FUND (the “Commitment Shares”). Pursuant to the terms of the Purchase Agreement, we reserved 4,000,000 shares of Common Stock out of our authorized and unissued Common Stock, solely for the purpose of effecting future purchases of Purchase Shares under the Purchase Agreement.

We are filing this prospectus supplement with regard to the offering of our common stock consisting of (i) the Commitment Shares, and (ii) the Put Shares that we may sell to IFG FUND pursuant to the Purchase Agreement.

Concurrently with entering into the Purchase Agreement, we also entered into a Registration Rights Agreement, in which we agreed to file one or more registration statements, including this Prospectus Supplement, as permissible and necessary to register under the Securities Act, the sale of the shares of our common stock that have been and may be issued to IFG Fund under the Purchase Agreement.

Purchase of Shares

On January 26, 2018, the date of this prospectus supplement and the date the Company may begin sale of the Put Shares  (the “Commencement Date”), the conditions of the IFG Transaction were satisfied and henceforth, the Company may begin selling shares to IFG Fund pursuant thereto. As long as we provide one day prior written notice (the “Purchase Notice”), on any business day during the 24-month term of the Purchase Agreement (until January 26, 2020), we have the right, in our sole discretion, to direct IFG FUND to purchase, on the following business day (such following business day after the Purchase Notice is herein referred to as the “Purchase Date”), purchase an amount of common stock equal to up to 10% of the aggregate shares of our Common Stock’s percentage (the “Share Purchase Amount”) traded on the then principal trading market (the “Principal Market”) during normal trading hours up to the a maximum number of shares determined by us (the “Purchase Share Volume Maximum”) and a minimum threshold sale price (the “Minimum Price Threshold”), which is equal to the greater of (a) 100% of the closing sale price of the Company’s common stock on the business day immediately preceding the Purchase Date or (b) such higher price as set forth by the Company in the Purchase Notice. The purchase price for the Share Purchase Amount is equal to:

•	97% of the volume-weighted average price for our common stock traded on the Principal Market:

•	on the Purchase Date, if the aggregate shares to be purchased on that date have not exceeded the Purchase Share Volume Maximum; or

•	during that portion of the Purchase Date until such time as the sooner to occur of (i) the time at which the aggregate shares traded on the Nasdaq Capital Market exceed the Purchase Share Volume Maximum or (ii) the time at which the closing sale price of the Company’s common stock falls below the Minimum Price Threshold.

The Company and IFG Fund may not affect any sales under the Purchase Agreement on any Purchase Date where the closing sale price of our Common Stock on the date of the Purchase Notice is less than the Minimum Price Threshold, which shall be appropriately adjusted for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar transaction. We may deliver multiple Purchase Notices to IFG FUND from time to time during the term of the Purchase Agreement, so long as the most recent purchase has been completed.

S-8

The number of Put Shares covered by and the timing of each Purchase Notice are determined by the Company, at our sole discretion. However, the aggregate number of shares that we can sell to IFG FUND under the Purchase Agreement may in no case exceed 4,200,000 shares of our common stock (which is equal to approximately 19.99% of the common stock outstanding on the date of the Purchase Agreement), including the 200,000 Commitment Shares (the “Exchange Cap”), unless (i) stockholder approval is obtained to issue more shares or (ii) if stockholder approval has not been obtained and at any time the Exchange Cap is reached and at all times thereafter the average price paid for all shares of Common Stock issued under the Purchase Agreement is equal to or greater than the closing sale price of our Common Stock on the date hereof (in such circumstance, for purposes of the Principal Market, the transaction contemplated hereby would not be “below market” and the Exchange Cap would not apply).

Additionally, pursuant to the terms of the Purchase Agreement, at no time shall IFG FUND (together with its affiliates) be required to purchase any number of shares that would result in IFG Fund beneficially owning more than 19.99% of our common stock. IFG FUND has no right to require any sales by us, but is obligated to make purchases from us as we direct in accordance with the Purchase Agreement.

There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. We did not pay any additional amounts to reimburse or otherwise compensate IFG FUND in connection with the transaction.

Events of Default

IFG FUND may terminate the Purchase Agreement upon the occurrence of events of default, as specified therein, including:

•	the effectiveness of any registration statement that is required to be maintained effective pursuant to the terms of the registration rights agreement between us and IFG FUND lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to IFG FUND for sale of our shares of common stock, and such lapse or unavailability continues for a period of ten consecutive business days or for more than an aggregate of thirty business days in any 365-day period, which is not in connection with a post-effective amendment to any such registration statement; in connection with any post-effective amendment to such registration statement that is required to be declared effective by the SEC such lapse or unavailability may continue for a period of no more than 40 consecutive business days;

•	the suspension from trading or failure of our common stock to be listed on our principal market for a period of three consecutive business days;

•	the delisting of our common stock from our principal market, provided our common stock is not immediately thereafter trading on the New York Stock Exchange, the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Select Market, the Nasdaq Global Market, the OTB Bulletin Board or the OTCQB marketplace or OTCQX marketplace of the OTC Markets Group;

•	our transfer agent’s failure to issue to IFG FUND shares of our common stock which IFG FUND is entitled to receive under the Purchase Agreement within five business days after an applicable purchase date;

•	any breach by us of the representations or warranties or covenants contained in the Purchase Agreement or any related agreements which could have a material adverse effect on us, subject to a cure period of five business days;

•	if we become insolvent or are generally unable to pay our debts as they become due; or

•	if at any time after the Commencement Date, the Exchange Cap is reached unless and until stockholder approval is obtained. .

S-9

So long as an event of default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an event of default, has occurred and is continuing, or so long as the closing sale price of our Common Stock is below the Minimum Price Threshold, the Company may not require and IFG Fund shall not be obligated or permitted to purchase any shares of Common Stock under the Purchase Agreement.

Company and Automatic Termination Rights of Purchase Agreement/Transaction

Following the Commencement Date, we may terminate the Purchase Agreement at any time, at our discretion, without any penalty or cost to us; provided, however, that such termination shall not be effective until one business day after IFG Fund receives same.

The Purchase Agreement shall automatically terminate on the date that the Company sells and IFG Fund purchases the full Available Amount, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under the Purchase Agreement except for certain sections that are to survive termination.

If by 24 months from the date of this prospectus supplement, for any reason or for no reason the full Available Amount has not been purchased, the Purchase Agreement shall automatically terminate, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under the Purchase Agreement except for certain sections that are to survive termination.

No termination of the Purchase Agreement shall affect the Company’s or IFG Fund’s rights or obligations (A) under the Registration Rights Agreement, which shall survive any such termination in accordance with its terms, or (B) under the Purchase Agreement with respect to pending purchases and the Company and IFG Fund shall complete their respective obligations with respect to any pending purchases under the Purchase Agreement.

No Short-Selling or Hedging by IFG FUND

IFG FUND has agreed that neither it nor any of its agents, representatives or affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Effect of Performance of the Purchase Agreement on Our Stockholders

The Purchase Agreement does not limit the ability of IFG FUND to sell any or all of the shares it currently owns or receives in this offering. It is anticipated that shares sold to IFG FUND in this offering will be sold to IFG FUND over a period of up to 24 months from the date of this prospectus supplement, or until January 26, 2020. The subsequent resale by IFG FUND of a significant amount of shares sold to IFG FUND in this offering at any given time could cause the market price of our common stock to decline or to be highly volatile. IFG FUND may ultimately purchase all, some or none of the Put Shares having an aggregate offering price of up to $15,000,000 that, together with the 200,000 Commitment Shares, is the subject of this prospectus supplement. IFG FUND may resell, some or none of the Commitment Shares and any Put Shares it acquires. Therefore, sales to IFG FUND by us pursuant to the Purchase Agreement and this prospectus supplement also may result in substantial dilution to the interests of other holders of our common stock. However, we have the right to control the timing and amount of any sales of our shares to IFG FUND and the Purchase Agreement may be terminated by us at any time at our discretion without any penalty or cost to us.

Amount of Potential Proceeds to be Received under the Purchase Agreement

Under the Purchase Agreement, we may sell Put Shares having an aggregate offering price of up to $15,000,000 to IFG FUND from time to time. The number of shares ultimately offered for sale to IFG FUND in this offering is dependent upon the number of shares we elect to sell to IFG FUND under the Purchase Agreement. In addition, IFG FUND will not be required to buy Put Shares pursuant to a Purchase Notice that was received by IFG FUND on any business day on which the last closing trade price of our common stock on the Nasdaq Capital Market (or alternative national exchange in accordance with the Purchase Agreement) is below the Minimum Price Threshold. The following table sets forth the amount of proceeds we would receive from IFG FUND from the sale of shares at varying purchase prices, assuming that the number of shares sold does not exceed 4,000,000 shares of our common stock (not including the 200,000 Commitment Shares):

S-10

Assumed Average Purchase Price	Proceeds from the Sale of Shares to IFG FUND Under the Purchase Agreement Registered in this Offering	Number of Shares to be Issued in this Offering at the Assumed Average Purchase Price (1)	Percentage of Outstanding Shares After Giving Effect to the Purchased Shares Issued to IFG FUND (2)
$1.00	$4,000,000	4,000,000	19.02%
$1.50	$6,000,000	4,000,000	19.02%
$2.00	$8,000,000	4,000,000	19.02%
$2.50	$10,000,000	4,000,000	19.02%
$3.00	$12,000,000	4,000,000	19.02%
$3.50	$14,000,000	4,000,000	19.02%
$3.76	$15,000,000	4,000,000	19.02%
$4.00	$15,000,000	3,750,000	17.83%

(1)	Includes the total number of Put Shares (but not Commitment Shares) which we would have sold under the Purchase Agreement at the corresponding assumed purchase price set forth in the adjacent column, up to an aggregate purchase price of $15,000,000.

(2)	The denominator is based on 21,034,072 shares outstanding as of January 26, 2018, which the number of shares set forth in the adjacent column which we would have sold to IFG FUND. The numerator is based on the number of shares which we may issue to IFG FUND under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed purchase price set forth in the adjacent column.

PLAN OF DISTRIBUTION

Equity Line of Credit

On January 23, 2018, we entered into the Purchase Agreement with IFG FUND, the terms of which provided for what is sometimes termed an equity line of credit arrangement. Upon the terms and subject to the conditions set forth therein, IFG FUND is committed to purchase Put Shares of up to aggregate offering price of up to $15,000,000. As an inducement to IFG FUND to enter into the Purchase Agreement, we issued IFG FUND an additional 200,000 shares Commitment Shares on the date of execution of the agreement.

From time to time over the term of the Purchase Agreement, and at our sole discretion, we may present IFG FUND with Purchase Notices (“Purchase Notices”) specifying a number of Put Shares to be purchased by IFG FUND pursuant to the terms of the Purchase Agreement. In no event shall IFG Fund purchase a number of shares that exceeds 10% of the Company’s Common Stock trading volume on the Principal Market during normal trading hours on any specified Purchase Date.

At the applicable Closing, IFG FUND shall deliver the Investment Amount (as defined below and subject to adjustment) to us. The “Investment Amount” shall constitute the aggregate Purchase Price for the Put Shares to us, minus clearing costs payable to IFG FUND’s broker or to our transfer agent for the issuance of the shares (the “Clearing Costs”). The Purchase Price per share shall be equal to 97% of the volume weighted average price for the Common Stock traded on the Principal Market during normal trading hours on (A) the Purchase Date if the aggregate shares traded on the Principal Market on the Purchase Date have not exceeded the Purchase Share Volume Maximum, or (B) the portion of the Purchase Date until such time as the sooner to occur of (1) the time at which the aggregate shares traded on the Principal Market has exceeded the Purchase Share Volume Maximum, or (2) the time at which the sale price of Common Stock falls below the Minimum Price Threshold (to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction).

S-11

We are required to deliver Put Shares within 2 trading days of the applicable Put Date. Each such purchase of Put Shares will have an individual closing (each a “Closing”) within 1 trading day following the end of the applicable Valuation Period. The “Valuation Period” shall be the period of 10 trading days immediately before and following the date on which the Put Shares are delivered to IFG FUND’s brokerage account.

We may continue to submit Purchase Notices to IFG FUND until the expiration of the Commitment Period, unless the Purchase Agreement is terminated earlier in accordance with its terms; . Further, the number of Put Shares to be purchased by IFG FUND may not exceed the number of shares that, when added to the number of shares of our Common Stock then beneficially owned by IFG FUND, would exceed 19.99% of our shares of Common Stock outstanding. Additionally, we are not required to deliver Put Shares, and IFG FUND is not entitled to receive such Put Shares, if the issuance of such Put Shares would exceed the aggregate number of shares of our Common that we may issue without shareholder approval under the rules or regulations of the Principal Market.

We have agreed to indemnify IFG FUND, along with its officers, directors, employees, and authorized agents, and each person or entity, if any, who controls IFG FUND within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such indemnified person, an “Indemnified Party” and each such indemnifying person, the “Indemnifying Party”) against certain liabilities relating to the transaction and the related transaction documents. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

IFG FUND may resell the Put Shares and the Commitment Shares to the public from time to time. With respect to the resale of the Put Shares and Commitment Shares, IFG FUND and any broker-dealer participating in the distribution of the Shares is considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

IFG FUND and any unaffiliated broker-dealer may, from time to time, sell any or all of the Put Shares, directly or through one or more underwriters, broker-dealers or agents, in any manner permitted by but will be subject to liability under applicable state and federal securities laws and the requirements of the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act, as well as the rules and regulations of FINRA and the Principal Market. These rules and regulations may limit the timing of purchases and sales of shares of Common Stock by IFG FUND or any unaffiliated broker-dealer. Under these rules and regulations, IFG FUND and any unaffiliated broker-dealer:

•	may not engage in any stabilization activity in connection with our securities;

•	must furnish each broker which offers shares of our Common Stock covered by the prospectus supplement with the number of copies of such prospectus supplement which are required by each broker; and

•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

These restrictions may affect the marketability of the shares of Common Stock by IFG FUND and any unaffiliated broker-dealer. Notwithstanding the foregoing, short sales (as defined in Rule 200 of Regulation SHO under the Exchange Act), whether by IFG FUND or on its behalf, are prohibited under the Purchase Agreement during the term of the Purchase Agreement. The sale after delivery of a Purchase Notice of such number of shares of Common Stock reasonably expected to be purchased under a Purchase Notice shall not be deemed a “short sale”. IFG Fund  and its affiliates have agreed not to engage in any direct or indirect short selling or hedging of our common stock during the term of the Purchase Agreement.

S-12

If the shares of Put Shares and/or Commitment Shares are sold through underwriters or broker-dealers, IFG FUND will be responsible for underwriting discounts or commissions or agent’s commissions. The Put Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	by sales pursuant to Rule 144;

•	through broker-dealers which may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through a combination of any such methods of sale; and

•	through any other method permitted pursuant to applicable law.

If IFG FUND effects such transactions by selling Put Shares through broker-dealers, such broker-dealers may receive commissions in the form of commissions from IFG FUND.

Delivery of Shares of Common Stock

Delivery of the shares of our common stock issued and sold in this offering is expected to be made on or about the date of this prospectus supplement subject to NASDAQ Capital Market’s approval for the listing of the shares of common stock issued in this offering.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Island Stock Transfer, LLC, 15500 Roosevelt Blvd. Suite 301, Clearwater, FL 33760, and their telephone number is (727) 289-0010.

Listing

Our common stock is quoted on the NASDAQ Capital Market under the trading symbol “TYHT”.

S-13

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered herein has been passed upon for us by Hunter Taubman Fischer & Li, LLC, New York, New York.

EXPERTS

The consolidated balance sheet of the Company as of June 30, 2017 and 2016, and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the two-year period ended June 30, 2017 appearing in this Prospectus have been audited by Wei, Wei & Co., LLP, an independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference the information we file with them under certain conditions, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any information that we file subsequent to this prospectus with the Securities and Exchange Commission will automatically update and supersede this information. The documents we are incorporating by reference are as follows:

(a)	the Company’s Annual Report on Form 10-K for the year ended June 30, 2017;

(b)	the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017;

(c)	the Company’s Current Reports on Form 8-K filed on October 27, 2017;

(d)	the Company’s Current Reports on Form 8-K filed on November 1, 2017;

(e)	the Company’s Current Reports on Form 8-K filed on November 13, 2017;

(f)	the Company’s Current Reports on Form 8-K filed on November 16, 2017;

(g)	the Company’s Current Reports on Form 8-K filed on November 21, 2017;

(h)	the Company’s Current Reports on Form 8-K filed on December 11, 2017;

(i)	the Company’s Current Reports on Form 8-K filed on December 13, 2017;

(j)	the Company’s Current Reports on Form 8-K filed on December 18, 2017;

(k)	the description of the Common Stock, $0.001 par value per share, contained in the Registrant’s registration statement on Form 8-A filed with the Commission on May 13, 2016 pursuant to Section 12(b) of the Exchange Act and all amendments or reports filed by us for the purpose of updating those descriptions; and

S-14

All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any information pursuant to Item 2.02 or Item 7.01 of Form 8-K, after the date of the initial registration statement and prior to the termination of the offering, a part shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date they are filed.

Any statement contained in a document we incorporate by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the Securities and Exchange Commission and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

We will provide to any person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (excluding exhibits, unless the exhibits are specifically incorporated), at no cost to the requesting party, upon request to us in writing or by telephone using the following information:

SHINECO, INC.

Room 1001, Building T5,

DaZu Square, Daxing District,

Beijing, People’s Republic of China

Attn: Mr. Yuying Zhang

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the shares of our common stock offered by this prospectus. This prospectus is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our common stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein. Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document.

The registration statement may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549 and the Regional Offices at the Commission located in the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 233 Broadway, New York, New York 10279. Copies of those filings can be obtained from the Commission’s Public Reference Section, Judiciary Plaza, 100 F Fifth Street, N.E., Washington, D.C. 20549 at prescribed rates and may also be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov. You may also call the Commission at 1-800-SEC-0330 for more information. We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the Commission’s public reference room in Washington, D.C. You can request copies of those documents upon payment of a duplicating fee, by writing to the Securities and Exchange Commission.

S-15

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS

Our certificate of incorporation, as amended, provides that all our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted under the Delaware General Corporation Law, as amended (“DGCL”), except for the following exceptions set forth in Section 102 of the DGCL. Section 102 of the DGCL allows a corporation to eliminate or limit the personal liability of directors to a corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of the DGCL or engaged in a transaction from which the director obtained an improper personal benefit.

Our Bylaws provide for indemnification of our officers, directors and others who become a party to an action on our behalf by us to the fullest extent not prohibited under the Delaware General Corporation Law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Pursuant to the Purchase Agreement, we also agreed to indemnify IFG Fund against any and all claims brought against IFG Fund pursuant to the Purchase Agreement, so long as it was not caused by IFG Fund’s breach of any of its representations and warranties, covenants or agreements contained in the Purchase Agreement, or (B) the gross negligence, bad faith or willful misconduct of IFG Fund or any of its affiliates, officers or agents.

S-16

December 19, 2017

PROSPECTUS

SHINECO, INC.

$25,000,000.00

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, offer common stock, preferred stock, warrants, or a combination of these securities, or units, for an aggregate offering price of up to $25 million. This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “TYHT.”  On December 11, 2017, the last reported sales price of our common stock was $2.95. We will apply to list any shares of common stock sold by us under this prospectus and any prospectus supplement on the NASDAQ Capital Market. The prospectus supplement will contain information, where applicable, as to any other listing of the securities on the NASDAQ Capital Market or any other securities market or exchange covered by the prospectus supplement.

As of December 11, 2017, the aggregate market value of our outstanding common stock held by non-affiliates is $49,985,307, based on 21,034,072 shares of outstanding common stock, of which approximately 16,947,172 shares are held by non-affiliates, and a per share price of $2.95 based on the closing sale price of our common stock on December 11, 2017. During the 12 calendar month period ended December 12, 2017, no shares of the common stock of the Company have been offered

During the 12 calendar month period ended December 12, 2017, no shares of the common stock of the Company have been offered.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

Investing in any of our common stock involves risk.  You should carefully consider the Risk Factors beginning on page 6 of this prospectus in addition to Risk Factors contained in the applicable prospectus supplement, before you make an investment in the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus if truthful or complete.  Any representation to the contrary is a criminal offense.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities.  See “Plan of Distribution.”

The date of this prospectus is December 19, 2017

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or any other person to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction.  You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information. We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement, or a future filing with the Securities and Exchange Commission incorporated by reference in this prospectus.

2

Note Regarding Forward-Looking Statements

The information contained in this registration statement on Form S-3 includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our company and our management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained herein are based on current expectations and beliefs concerning future developments and the potential effects on us. Future developments actually affecting us may not be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Examples are statements regarding future developments with respect to the following:

●	Our ability to improve internal controls and procedures;

●	Inflation and fluctuations in foreign currency exchange rates;

●	Our on-going ability to obtain all mandatory and voluntary government and other industry certifications, approvals, and/or licenses to conduct our business;

●	Development of a liquid trading market for our securities; and

●	The costs we may incur in the future from complying with current and future governmental regulations and the impact of any changes in the regulations on our operations.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assume responsibility for the accuracy and completeness of the forward-looking statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this report to conform these statements to actual results or to changes in our expectations.

We qualify all of our forward-looking statements by these cautionary statements. The Company assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law.

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $25,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement that contains specific information about the terms of the securities being offered may also include a discussion of certain U.S. Federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement.

3

You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find Additional Information” before buying any securities in this offering.

The terms “we,” “us,” “our,” and the “Company” refer only to Shineco, Inc. (“TYHT”) and its subsidiaries, unless the context suggests otherwise. Additionally, unless we indicate otherwise, references in this prospectus to:

●	“China” and the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;
●	“RMB” and “Renminbi” are to the legal currency of China; and
●	“$,” “US$” and “U.S. dollars” are to the legal currency of the United States.

The Company

We are a Delaware holding company that uses our subsidiaries’ and variable interest entities’ vertically- and horizontally-integrated production, distribution and sales channels to provide health and well-being focused plant-based products. Our products are only sold domestically in China. We utilize modern engineering technologies and biotechnologies to produce, among other products, Chinese herbal medicines, organic agricultural produce and specialized textiles. Our health and well-being focused plant-based products business is divided into three major segments:

1. Processing and distributing traditional Chinese herbal medicine products as well as other pharmaceutical products. This segment is conducted through Ankang Longevity Group, which operates 66 cooperative retail pharmacies throughout Ankang, a city in southern Shaanxi province, China, through which we sell directly to individual customers traditional Chinese medicinal products produced by us as well as by third parties. Ankang Longevity Group also owns a factory specializing in decoction, which is the process by which solid materials are heated or boiled in order to extract liquids, and distributes decoction products to wholesalers and pharmaceutical companies around China. This segment accounted for approximately 39.4% of our revenues for the year ended June 30, 2017. This segment accounted for approximately 41.8% of our revenues for the three months period ended September 30, 2017.

2. Processing and distributing green and organic agricultural produce as well as growing and cultivating yew trees (taxus media). We currently cultivate and sell yew mainly to large group and corporate customers, but do not currently process yew into Chinese or Western medicines. This segment is conducted through the Company’s variable interest entities: the Zhisheng Group, which comprises the following Chinese companies participating in our yew tree business: Shineco Zhisheng (Beijing) Bio-Technology Co. (“Zhisheng Bio-Tech”), Yantai Zhisheng International Freight Forwarding Co., Ltd (“Zhisheng Freight”), Yantai Zhisheng International Trade Co., Ltd (“Zhisheng Trade”), Yantai Mouping District Zhisheng Agricultural Produce Cooperative (“Zhisheng Agricultural”), and Qingdao Zhihesheng Agricultural Produce Services, Ltd (“Qingdao Zhihesheng”). This segment accounted for approximately 49.8% of our revenues for the year ended June 30, 2017. This segment accounted for approximately 44.8% of our revenues for the three months period ended September 30, 2017.

3. Developing and distributing specialized fabrics, textiles and other byproducts derived from an indigenous Chinese plant Apocynum Venetum, grown in the Xinjiang region of China, and known in Chinese as “Luobuma” or “bluish dogbane”. Our Luobuma products are specialized textile and health supplement products designed to incorporate traditional Eastern medicines with modern scientific methods. These products are predicated on centuries-old traditions of Eastern herbal remedies derived from the Luobuma raw material. This segment is channeled through the Company’s directly-owned subsidiary, Beijing Tenet-Jove Technological Development Co., Ltd. (“Tenet-Jove”). This segment accounted for approximately 10.8% of our revenues for the year ended June 30, 2017. This segment accounted for approximately 13.4% of our revenues for the three months period ended September 30, 2017.

4

We primarily market our health and wellbeing-focused products in China. At present, we do not sell any of our products in the United States or Canada. China’s domestic pharmaceutical and healthcare products market is fast-growing but, in our opinion, underdeveloped. We believe China’s healthcare sector has the capacity to develop even further. From pharmaceuticals to medical products to general consumer health, China remains among the world’s most attractive markets, and by far the fastest-growing of all the large emerging ones. Driving this growth is China’s aging population, increased incidence of chronic diseases, and a material increase in investment from both domestic and foreign corporations. The growth also reflects the Chinese government’s focus on healthcare as both a social priority (as witnessed in its late 2000s healthcare reforms) and a strategic priority (as witnessed in the 12th five-year plan’s stated focus on growing the biomedical industry in the future).

Our principal executive offices are located at Room 1001, Building T5, DaZu Square, Daxing District, Beijing, People’s Republic of China. Our telephone number is: (+86) 10-87227366.

5

RISK FACTORS

You should carefully consider the following material risk factors and other information in this report. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously impacted. As a result, the trading price, if any, of our Common Stock could decline and you could lose part or all of your investment.

Risks Related to Our Business and Industry

Our significant business lines have a limited operating history, which makes it difficult to evaluate our future prospects and results of operations.

Although our Luobuma business segment has been operational for 18 years, our pharmaceutical sales and yew plant segments have a limited operating history and began operations in 2005 and 2013, respectively. In addition, those newer business segments account for a large portion (approximately 89%) of our operating results at this time. Accordingly, our past operating results may not be an accurate indication of the lines of business we are principally engaged in currently. Thus, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in evolving markets rather than typical companies of our age. Some of these risks and uncertainties relate to our ability to:

●	attract additional customers and increased spending per customer;
●	increase awareness of our brand and develop customer loyalty;
●	respond to competitive market conditions and compete with existing competitors with broad recognition;
●	respond to changes in our regulatory environment;
●	manage risks associated with intellectual property rights;
●	maintain effective control of our costs and expenses;
●	raise sufficient capital to sustain and expand our business;
●	attract, retain and motivate qualified personnel; and
●	upgrade our technology to support additional research and development of new products.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

The expansion of our business within our existing business segments could significantly strain our resources, management and operational infrastructure, which could impair our ability to meet increased demand for our products and hurt our business results.

To accommodate our anticipated expansion within our existing business lines—our pharmaceutical wholesale sales and yew plant segments—that have a relatively limited operating history, we will need to expend capital resources and dedicate personnel to implement and upgrade our accounting, distribution networks and operational infrastructure. We may need to recruit more personnel to train and manage our growing and diverse employee base. If we cannot successfully implement these measures efficiently and cost-effectively, we will be unable to satisfy the demand for our products, which will impair our revenue growth and hurt our overall financial performance.

6

Any disruption in the supply chain of raw materials and our products could adversely impact our ability to produce and deliver products.

As to the products we manufacture, we must manage our supply chain for raw materials and delivery of our products. Supply chain fragmentation and local protectionism within China further complicates supply chain disruption risks. Local administrative bodies and physical infrastructure built to protect local interests pose transportation challenges for raw material transportation as well as product delivery throughout China. In addition, profitability and volume could be negatively impacted by limitations inherent within the supply chain, including competitive, governmental, legal, natural disasters, and other events that could impact both supply and price. Any of these occurrences could cause significant disruptions to our supply chain, manufacturing capability and distribution system that could adversely impact our ability to produce and deliver some of our products.

The loss of any of our key customers could reduce our revenues and our profitability.

For the year ended June 30, 2017, sales to our seven largest customers amounted in the aggregate to approximately 64% of our total revenue. For the year ended June 30, 2016, sales to our five largest customers amounted in the aggregate to approximately 68% of our total revenue.

For the three months ended September 30, 2017, sales to our eight largest customers amounted in the aggregate to approximately 78% of our total revenue. For the three months ended September 30, 2016, sales to our six largest customers amounted in the aggregate to approximately 82% of our total revenue .

There can be no assurance that we will maintain or improve the relationships with these customers, or that we will be able to continue to supply these customers at current levels or at all. Any loss of these customers could have a material negative effect on our company’s business. In addition, having a relatively small number of customers may cause our quarterly results to be inconsistent, depending upon when these customers order and pay for outstanding invoices.

Furthermore, customers in our yew plant segment tend to have long purchase cycles that average over two to three years. Thus, our major customers in our yew plant segment for any given year do not tend to purchase products from us in the immediately following years. We must maintain good business relationships with these customers in the years in which they are not purchasers of our yew plant products. Additionally, we must procure orders from different customers each year in order to grow our sales. There is no assurance that we will be able to accomplish this successfully.

Finally, consolidation among our customers in recent years has resulted in additional customer concentration in the short term. If more of our existing customers acquire one another or enter into joint venture relationships, we could experience additional concentration of our customer base.

7

For the three months period ended September 30, 2017 and the years ended June 30, 2017 and 2016, we had eight, seven and five customers, respectively, that each accounted for 5% or more of our revenues:

	Percentage of Revenues in
Purchaser Name	Three Months Period ended September 30, 2017	Year ended June 30, 2017	Year ended June 30, 2016
Qingdao City Association of Shipping Owners	* %	8%	40%
Xi’an Qianhe Pharmaceutical Co., Ltd.	6%	11%	8%
Shaanxi Pharmaceutical Group Pai’ang Medicine Co. Ltd.	10%	10%	9%
Ankang Beiyida Pharmaceutical Share Co., Ltd.	7%	6%	*	%
Qingdao Shipping Services Association	6%	10%	*	%
Qingdao Cruise and Yacht Association	12%	9%	*	%
Qingdao ShiMeng Cruise Industrial Development Operation Management Co., Ltd.	22%	10%	*	%
Ziyan County Ziye Pharmaceutical Company	* %	* %	6%
Shaanxi Heyuan Commercial Co., Ltd. Medical Sub-branch	* %	* %	5%
Shaanxi Fengdakailai Medical Co., Ltd.	9%	* %	*	%
Shaanxi Zhongcai Associated Medical Technology Co., Ltd.	6%	* %	*	%

*	Less than 5%

8

If we cannot maintain long-term relationships with these major customers, the loss of our sales to any of them could have an adverse effect on our business, financial condition and results of operations.

We buy our products from a relatively limited number of vendors.

We buy our products from a limited number of vendors. For the three months period ended September 30, 2017, our nine largest vendors accounted for approximately 92%  of our total purchases. For the year ended June 30, 2017, our nine  largest vendors accounted for approximately 79% of our total purchases. During the year ended June 30, 2016, our nine largest vendors accounted for approximately 90% of our total purchases. During the three months period ended September 30, 2017 and the years ended June 30, 2017 and 2016, we had nine, nine, and nine vendors, respectively, that each accounted for 5% or more of our purchases:

	Percentage of Purchases in
Vendor Name	Three Months Period Ended September 30, 2017	Year ended June 30, 2017	Year ended June 30, 2016
Qingdao Donglin Biological Engineering Co., Ltd.	12%	23%	25%
Bozhou City Biaoma Pharmaceutal Trading Co., Ltd.	19%	14%	13%
Sichuan Provincial Traditional Chinese Medicine Co., Ltd.	11%	8%	9%
Tianma (Anhui) Traditional Chinese Medicine Decoction Technology Co., Ltd.	11%	6%	9%
Tianma (Anhui) National Pharmaceutical Technology Co., Ltd.	* %	5%	* %
Anhui Bozhou City Wanzhen Traditional Chinese Medicine Co., Ltd.	* %	* %	5%
Anhui Bozhou Chinese Medicine Decoction Pieces Co., Ltd.	* %	5%	7%
Anhui Bozhou Guolong Pharmaceutical Co., Ltd.	* %	6%	6%
Qingdao Yinghuanhai International Logistics Co., Ltd.	* %	7%	11%
Sichuan Zhongcheng Hengrui Pharmaceutical Co., Ltd.	* %	* %	5%
Dalian hanfang Biology Technology Co., Ltd.	6%	* %	* %
Baoji hanfang Chinese Medicine Decoction Pieces Co., Ltd.	7%	* %	* %
Anhui Bozhou Medicinal Materials Co., Ltd.	13%	* %	* %
Xunyang New Forest Ecological Agriculture Co., Ltd.	6%	* %	* %
Qingdao Longsheng Jieyun Express Co., Ltd.	7%	5%	* %

*	Less than 5%

There are a number of suitable vendors who have the ability to supply raw materials to us, and we do not believe that our inability to use a particular vendor would materially disrupt our business. However, because we currently purchase a material amount of our products from a smaller number of suppliers, the loss of any such suppliers could result in increased expenses for our company and could result in adverse impact on our business, financial condition and results of operations if we are unable to enter into an agreement with a replacement supplier or suppliers on competitive terms.

Our success depends on our ability to protect our intellectual property.

We presently hold one patent in the People’s Republic of China for Luobuma fiber yarn preparation and an application method; we previously obtained eight other patents, but as of the date of this filing, due to non-payment of the annual dues for such patents, they are no longer valid. Our success depends on our ability to obtain and maintain patent protection for products developed from time to time utilizing our technologies, in the PRC and in other countries, and to enforce these patents. There is no assurance that any of our existing and future patents will be held valid and enforceable against third-party infringement or that our products will not infringe any third-party patent or intellectual property.

9

Any patents relating to our technologies may not be sufficiently broad to protect our products. In addition, our patents may be challenged, potentially invalidated or potentially circumvented. Our patents may not afford us protection against competitors with similar technology or permit the commercialization of our products without infringing third-party patents or other intellectual property rights.

We also rely on or intend to rely on our trademarks, trade names and brand names to distinguish our products from the products of our competitors, and have registered or will apply to register a number of these trademarks. However, third parties may oppose our trademark applications or otherwise challenge our use of the trademarks. In the event that our trademarks are successfully challenged, we could be forced to rebrand our products, which could result in loss of brand recognition and could require us to devote resources to advertising and marketing these new brands. Further, our competitors may infringe our trademarks, or we may not have adequate resources to enforce our trademarks.

10

Our pharmaceutical business is subject to inherent risks relating to product liability and personal injury claims.

Pharmacies are exposed to risks inherent in the manufacturing and distribution of pharmaceutical and other healthcare products, such as with respect to improper filling of prescriptions, labeling of prescriptions, adequacy of warnings, and unintentional distribution of counterfeit drugs. In addition, product liability claims may be asserted against us with respect to any of the products we sell and as a retailer, we are required to pay for damages for any successful product liability claim against us, although with respect to products we sell but do not manufacture, we may have the right under applicable PRC laws, rules and regulations to recover from the relevant manufacturer for compensation we paid to our customers in connection with a product liability claim. We may also be obligated to recall affected products. If we are found liable for product liability claims, we could be required to pay substantial monetary damages. Furthermore, even if we successfully defend ourselves against this type of claim, we could be required to spend significant management, financial and other resources, which could disrupt our business, and our reputation as well as our brand name may also suffer. We, like many other similar companies in China, do not carry product liability insurance. As a result, any imposition of product liability could materially harm our business, financial condition and results of operations. In addition, we do not have any business interruption insurance due to the limited coverage of any available business interruption insurance in China, and as a result, any business disruption or natural disaster could severely disrupt our business and operations and significantly decrease our revenue and profitability.

The retail price of some of our pharmaceutical products are subject to control by PRC authorities.

A small number of our pharmaceutical products (approximately 4% of our product offerings), primarily those included in the national and provincial medical insurance catalogs, are subject to price controls in the form of fixed retail prices or retail price ceilings. Since May 1998, the relevant PRC governmental authorities have ordered price reductions on thousands of pharmaceutical products. Any future price controls or government mandated price reductions may have a material adverse effect on our financial condition and results of operations, including significantly reducing our revenue and profitability.

Our business requires a number of permits and licenses.

Drugstores in China are required to obtain certain permits and licenses from various PRC governmental authorities, including Good Supply Practice (“GSP”) certification. We are also required to obtain food hygiene certificates for the distribution of nutritional supplements and food products other than medicine.

Also, we participate in the manufacture of Chinese medicine, which is subject to various PRC laws and regulations pertaining to the pharmaceutical industry. We have obtained certificates, permits, and licenses required for the operation of a pharmaceutical enterprise and the manufacturing of pharmaceutical products in the PRC. We are required to meet GSP standards in order to continue manufacturing pharmaceutical products. We are required to renew the GSP every five years and our GSP for Ankang Longevity Chain was renewed in August 2013. There is no guarantee we will be able to renew the GSP when it next expires.

We cannot assure you that we can maintain all required licenses, permits and certifications to carry on our business at all times, and in the past from time to time we may have not been in compliance with all such required licenses, permits and certifications. Moreover, these licenses, permits and certifications are subject to periodic renewal and/or reassessment by the relevant PRC governmental authorities and the standards of such renewal or reassessment may change from time to time. We intend to apply for the renewal of these licenses, permits and certifications when required by then applicable laws and regulations. Any inability to renew these licenses, permits and certifications could severely disrupt our business and prevent us from continuing to carry on our business. Any changes in the standards used by governmental authorities in considering whether to renew or reassess our business licenses, permits and certifications, as well as any enactment of new regulations that may restrict the conduct of our business, may also decrease our revenue and/or increase our costs and materially reduce our profitability and prospects. Furthermore, if the interpretation or implementation of existing laws and regulations changes or if new regulations come into effect requiring us to obtain any additional licenses, permits or certifications that were previously not required to operate our existing businesses, we cannot assure you that we may successfully obtain such licenses, permits or certifications.

11

 Risks Related to Our Corporate Structure and Operation

We rely on contractual arrangements with our variable interest entities in China for our business operations, which may not be as effective in providing operational control or enabling us to derive economic benefits as through ownership of controlling equity interests.

We rely on and expect to continue to rely on our wholly owned PRC subsidiary’s contractual arrangements with our variable interest entities in China and their respective shareholders. These contractual arrangements are not as effective in providing us with control over the variable interest entities as ownership of controlling equity interests would be in providing us with control over, or enabling us to derive economic benefits from the operations of, the affiliated consolidated entities. Under the current contractual arrangements, as a legal matter, if any of the affiliated consolidated entities or any of their shareholders fails to perform its, his or her respective obligations under these contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective. For example, if shareholders of a variable interest entity were to refuse to transfer their equity interests in such variable interest entity to us or our designated persons when we exercise the purchase option pursuant to these contractual arrangements, we may have to take a legal action to compel them to fulfill their contractual obligations.

If (i) the applicable PRC authorities invalidate these contractual arrangements for violation of PRC laws, rules and regulations, (ii) any variable interest entity or its shareholders terminate the contractual arrangements or (iii) any variable interest entity or its shareholders fail to perform their obligations under these contractual arrangements, our business operations in China would be materially and adversely affected, and the value of your stock would substantially decrease. Further, if we fail to renew these contractual arrangements upon their expiration, we would not be able to continue our business operations unless the then current PRC law allows us to directly operate businesses in China.

In addition, if any variable interest entity or all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of the variable interest entities undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business and our ability to generate revenues.

All of these contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration in the PRC. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Moreover, if a court were to determine that these contracts are not in the public interest or otherwise contrary to government policy, it could choose not to enforce such contracts, even if the contractual obligations were otherwise clear. In the event we are unable to enforce these contractual arrangements, we may not be able to exert effective control over our operating entities and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations.

Proposed legislation in the PRC could adversely affect our corporate structure, corporate governance and business operations.

In January 2015, China’s Ministry of Commerce, or MOFCOM, released a discussion draft of the proposed Foreign Investment Law (“Discussion Draft”), soliciting comments from the public. The Discussion Draft is aimed to replace, upon its enactment, existing laws regulating foreign investments in China with a uniform law and, if adopted, could affect a wide range of foreign entities, including our Company, and investments generally in China.

12

The proposed legislation is just a draft proposal at this time, and it is uncertain when, if ever, MOFCOM will submit the final version of the proposed law to the PRC’s National People’s Congress for review and passage. The proposed legislation may never be submitted for approval, or if submitted it may not be passed by the National People’s Congress. Alternatively, the version submitted (or approved) may be materially different than the current proposed draft. Thus, like any proposed legislation, the potential impact of such legislation on foreign investments in China and the business operations of China-based companies is unknown. We are currently working with our legal and accounting advisers to develop strategies to minimize the impact potential changes to existing Chinese laws regulating foreign investments might have.

Under the Discussion Draft as it is currently written, variable interest entities, or “VIEs,” that are controlled through their contractual arrangements could be deemed a foreign-invested enterprise if they are deemed to be ultimately “controlled” by foreign investors. Therefore, for a company such as us with a VIE structure in an industry designated as a “restricted” or “prohibited” to foreign investment, the VIE structure may be deemed legitimate if the ultimate controlling persons are PRC citizens or PRC entities. If the ultimate controlling persons are not PRC citizens or PRC entities, then the VIEs may be treated as foreign-invested enterprises and operation in the restricted or prohibited industries may require market entry clearance, national security review, and certain information reporting obligations. At this time we believe that under the current version of the Discussion Draft, our VIE structure should be deemed legitimate, as the expected ultimate controlling persons will be PRC citizens or PRC entities.

As of the date of this registration statement, no formal legislation has been implemented.

An insufficient amount of insurance could expose us to significant costs and business disruption.

We have not purchased any insurance to cover our assets and property, which could leave our business inadequately protected from loss. If we were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents or business interruption, our results of operations could be materially and adversely affected.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards. We have irrevocably elected not to avail our company of these exemptions from new or revised accounting standards and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

13

Risks Related to the Offering and Our Common Stock

The market price of our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the offering price.

The offering price for our common stock will be determined by our Company and may vary from the market price of our common stock following our offering. If you purchase our common stock in our offering, you may not be able to resell those shares at or above the offering price. We cannot assure you that the offering price of our common stock, or the market price following our offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our offering. The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;
●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures, or capital commitments;
●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
●	lawsuits threatened or filed against us; and
●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

Provisions in our By-laws and Delaware laws might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our Common Stock.

Provisions of our by-laws and Delaware laws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares of our Common Stock. These provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. These provisions include:

●	limitations on the removal of directors;

●	limitations on the ability of our shareholders to call special meetings;

●	establishing advance notice provisions for shareholder proposals and nominations for elections to the board of directors to be acted upon at meetings of shareholders;

●	providing that the board of directors is expressly authorized to adopt, or to alter or repeal our bylaws; and

●	establishing advance notice and certain information requirements for nominations for election to our board of directors or for proposing matters that can be acted upon by shareholders at shareholder meetings.

14

In addition, we are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless such transactions are approved by our board of directors. The existence of the foregoing provisions and anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our Common Stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your Common Stock in an acquisition.

We may issue preferred stock whose terms could adversely affect the voting power or value of our common stock.

Our certificate of incorporation authorizes us to issue, without the approval of our shareholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our common stock respecting dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the common stock.

If we are unable to maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock, may decline, and we may have difficulty raising additional capital.

As a public company, we are required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. In addition, we are required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We will continue to incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.  In addition, our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting beginning with our annual report on Form 10-K following the date on which we are no longer an “emerging growth company,” which may be up to five full years following the date of this offering. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the Securities and Exchange Commission, or other regulatory authorities, which could require additional financial and management resources.

The requirements of being a public company may strain our resources and divert management’s attention.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the securities exchange on which we list, and other applicable securities rules and regulations. Despite recent reforms made possible by the JOBS Act, compliance with these rules and regulations has high legal, accounting, and financial compliance costs and investor relations and public relations costs, make some activities more difficult, time-consuming or costly and increases demand on our systems and resources, particularly after we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results as well as proxy statements.

15

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition is more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business, brand and reputation and results of operations.

These rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

We have broad discretion in the use of the net proceeds from our offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we receive from the offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from the offering in a manner that does not produce income or that loses value.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases.

If a more active trading market for our common stock develops, the market price of our common stock is likely to be highly volatile and subject to wide fluctuations, and holders of our common stock may be unable to sell their shares at or above the price at which they were acquired.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

●	quarterly variations in our revenues and operating expenses;

16

●	developments in the financial markets and worldwide economies;

●	announcements of innovations or new products or services by us or our competitors;

●	announcements by the PRC government relating to regulations that govern our industry;

●	significant sales of our common stock or other securities in the open market;

●	variations in interest rates;

●	changes in the market valuations of other comparable companies; and

●	changes in accounting principles.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

As a public company in the United States, we are required to file periodic reports with the Securities and Exchange Commission upon the occurrence of matters that are material to our company and shareholders. Although we may be able to attain confidential treatment of some of our developments, in some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors will have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S. public company, we will be governed by U.S. laws that our competitors, which are mostly private Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public company status could affect our results of operations.

You will experience immediate and substantial dilution.

The offering price of our shares may be substantially higher than the pro forma net tangible book value per share of our common stock. Accordingly, if you Put Shares in this offering, you may incur immediate and substantial dilution of your investment. See “Dilution” on page 22.

A sale or perceived sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our shareholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our common stock. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Risks Related to Doing Business in China

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from this offering and/or future financing activities to make loans or additional capital contributions to our PRC operating subsidiaries.

As an offshore holding company with PRC subsidiaries, we may transfer funds to our PRC subsidiaries or finance our operating entity by means of loans or capital contributions. Any loans to our PRC subsidiaries, which are foreign-invested enterprises, cannot exceed statutory limits based on the difference between the amount of our investments and registered capital in such subsidiaries, and shall be registered with China’s State Administration of Foreign Exchange (“SAFE”), or its local counterparts. Furthermore, any capital increase contributions we make to our PRC subsidiaries, which are foreign-invested enterprises, shall be approved by China’s Ministry of Commerce (“MOFCOM”), or its local counterparts. We may not be able to obtain these government registrations or approvals on a timely basis, if at all. If we fail to receive such registrations or approvals, our ability to provide loans or capital to increase contributions to our PRC subsidiaries may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

17

PRC state administration of foreign exchange ("SAFE") regulations regarding offshore financing activities by PRC residents which may increase the administrative burden we face. The failure by our shareholders who are PRC residents to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident shareholders to liability under PRC law.

SAFE, issued a public notice ("SAFE #75") effective from November 1, 2005, which requires registration with SAFE by the PRC resident shareholders of any foreign holding company of a PRC entity. Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise.

In November 2005, SAFE issued a public notice, the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, or the SAFE notice, which requires PRC residents, including both legal persons and natural persons, to register with the competent local SAFE branch before establishing or controlling any company outside of China, referred to as an "offshore special purpose company," for the purpose of overseas equity financing involving onshore assets or equity interests held by them. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend its SAFE registration with the local SAFE branch with respect to that offshore special purpose company in connection with any increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. Moreover, if the offshore special purpose company was established and owned the onshore assets or equity interests before the implementation date of the SAFE notice, a retroactive SAFE registration is required to have been completed before March 31, 2006. If any PRC shareholder of any offshore special purpose company fails to make the required SAFE registration and amendment, the PRC subsidiaries of that offshore special purpose company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the offshore special purpose company. Moreover, failure to comply with the SAFE registration and amendment requirements described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

It is unclear whether our other PRC resident shareholders must make disclosure to SAFE. We believe that only PRC resident shareholders who receive ownership of the foreign holding company in exchange for ownership in the PRC operating company are subject to SAFE #75, there can be no assurance that SAFE will not require our other PRC resident shareholders to register and make the applicable disclosure. In addition, SAFE #75 requires that any monies remitted to PRC residents outside of the PRC be returned within 180 days; however, there is no indication of what the penalty will be for failure to comply or if shareholder non-compliance will be considered to be a violation of SAFE #75 by us or otherwise affect us.

In the event that the proper procedures are not followed under SAFE #75, we could lose the ability to remit monies outside of the PRC and would therefore be unable to pay dividends or make other distributions. Our PRC resident shareholders could be subject to fines, other sanctions and even criminal liabilities under the PRC Foreign Exchange Administrative Regulations promulgated January 29, 1996, as amended.

Labor disputes could significantly affect our operations.

Labor disputes with our employees or labor disputes regarding social welfare could significantly disrupt operations or expansion plans. Delays caused by any such disruptions could materially affect projections for increased capacity, production and revenues, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

Labor laws in the PRC may adversely affect our results of operations.

The Labor Contract Law of the PRC imposes greater liabilities on employers and significantly affects the cost of an employer’s decision to reduce its workforce. Further, it requires certain terminations be based upon seniority and not merit. In the event we decide to significantly change or decrease our workforce, the Labor Contract Law could adversely affect our ability to enact such changes in a manner that is most advantageous to our business or in a timely and cost-effective manner, thus materially and adversely affecting our financial condition and results of operations.

18

The cessation of tax exemptions and deductions by the Chinese government may affect our profitability.

As part of our business is agricultural, we benefit from value added tax (“VAT”) and income tax exemption status for Qingdao Zhihesheng and Zhisheng Agricultural. Ankang Longevity Group also benefits from VAT exemptions from the purchase of raw materials used in Chinese medicine. If China’s law with respect to these tax exemptions changes, it will have significant effect on our net profit.

The rental of collective land requires the permission of local residents or the local government.

Our agricultural business requires the rental of collective land which may be revoked by the committee of collective rural residents or the local government if the use of the land does not comply with the original rental agreement and relevant regulations to use the land for agriculture purposes. While we will continue to strive for compliance with the rental agreement and relevant regulations, should such revoking situation occur, we would further negotiate with the relevant local government to revise the agreement for the continued use of the land.

Adverse changes in political and economic policies of the PRC government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

Substantially all of our business operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects are subject to economic, political and legal developments in China. Although the Chinese economy is no longer a planned economy, the PRC government continues to exercise significant control over China’s economic growth through direct allocation of resources, monetary and tax policies, and a host of other government policies such as those that encourage or restrict investment in certain industries by foreign investors, control the exchange between RMB and foreign currencies, and regulate the growth of the general or specific market. These government involvements have been instrumental in China’s significant growth in the past 30 years. In response to the recent global and Chinese economic slowdown, the PRC government has adopted policy measures aimed at stimulating the economic growth in China. If the PRC government’s current or future policies fail to help the Chinese economy achieve further growth or if any aspect of the PRC government’s policies limits the growth of our industry or otherwise negatively affects our business, our growth rate or strategy, our results of operations could be adversely affected as a result.

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC shareholders.

China passed the Enterprise Income Tax Law, or the EIT Law, and it is implementing rules, both of which became effective on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often reside in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. Because substantially all of our operations and senior management are located within the PRC and are expected to remain so for the foreseeable future, we may be considered a PRC resident enterprise for enterprise income tax purposes and therefore subject to the PRC enterprise income tax at the rate of 25% on our worldwide income. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise controlled by a Chinese natural person. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

19

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, we do not have any non-China source income, as we complete our sales, including export sales, in China. Second, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would be deemed as “qualified investment income between resident enterprises” and therefore qualify as “tax-exempt income” pursuant to the clause 26 of the EIT Law. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which the dividends we pay with respect to our common stock, or the gain our non-PRC shareholders may realize from the transfer of our common stock, may be treated as PRC-sourced income and may therefore be subject to a 10% PRC withholding tax. The EIT Law and its implementing regulations are, however, relatively new and ambiguities exist with respect to the interpretation and identification of PRC-sourced income, and the application and assessment of withholding taxes. If we are required under the EIT Law and its implementing regulations to withhold PRC income tax on dividends payable to our non-PRC shareholders, or if non-PRC shareholders are required to pay PRC income tax on gains on the transfer of their shares of common stock, our business could be negatively impacted and the value of your investment may be materially reduced. Further, if we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both China and such countries in which we have taxable income, and our PRC tax may not be creditable against such other taxes.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption law.

We are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”), and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We are also subject to Chinese anti-corruption laws, which strictly prohibit the payment of bribes to government officials. We have operations, agreements with third parties, and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants or distributors of our company, because these parties are not always subject to our control.

Although we believe to date we have complied in all material respects with the provisions of the FCPA and Chinese anti-corruption law, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption law may result in severe criminal or civil sanctions including personal liability for management, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Uncertainties with respect to the PRC legal system could adversely affect us.

We conduct all of our business through our subsidiaries and variable interests entities in China. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiaries and variable interests entities are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

20

Furthermore, and as discussed above in “Risk Factors—Proposed legislation in the PRC could adversely affect our corporate structure, corporate governance and business operations,” MOFCOM, released in January 2015 a discussion draft of the proposed Foreign Investment Law, which, if enacted, would replace existing laws regulating foreign investments in China with a uniform law. The proposed legislation could affect a wide range of foreign entities, including our Company, and investments generally in China.

PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In utilizing the proceeds of this offering in the manner described in “Use of Proceeds,” as an offshore holding company of our PRC operating subsidiaries, we may make loans to our PRC subsidiaries, or we may make additional capital contributions to our PRC subsidiaries.

Any loans to our PRC subsidiaries, and the repayments thereof, are subject to PRC regulations. For example, loans by us to our subsidiaries in China, which are foreign invested entities (“FIEs”), to finance their activities cannot exceed statutory limits and must be registered with the State Administration of Foreign Exchange, or SAFE. On August 29, 2008, SAFE promulgated Circular 142, a notice regulating the conversion by a foreign-invested company of foreign currency into RMB by restricting how the converted RMB may be used. The notice requires that RMB converted from the foreign currency-denominated capital of a foreign-invested company may only be used for purposes within the business scope approved by the applicable governmental authority and may not be used for equity investments within the PRC unless such investments are otherwise provided for in the business scope. The foreign currency-denominated capital shall be verified by an accounting firm before converting into RMB. In addition, SAFE strengthened its oversight over the flow and use of RMB funds converted from the foreign currency-denominated capital of a foreign-invested company. To convert such capital into RMB, the foreign-invested company must report the use of such RMB to the bank, and the RMB must be used to the reported purposes. According to Circular 142, change of the use of such RMB without approval is prohibited. In addition, such RMB may not be used to repay RMB loans if the proceeds of such loans have not yet been used. Violations of Circular 142 may result in severe penalties, including substantial fines as set forth in the Foreign Exchange Administration Rules.

Furthermore, SAFE promulgated Circular 59 on November 19, 2010, requiring the governmental authority to closely examine the authenticity of settlement of net proceeds from offshore offerings. In particular, any net proceeds settled from offshore offerings must be applied in the manner described in the offering documents.

On May 10, 2013, SAFE released Circular 21, which came into effect on May 13, 2013. According to Circular 21, SAFE has simplified the foreign exchange administration procedures with respect to the registration, account openings and conversions, settlements of FDI-related foreign exchange, as well as fund remittances.

Circular 142, Circular 59 and Circular 21 may significantly limit our ability to convert, transfer and use the net proceeds from this offering and any offering of additional equity securities in China, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

We may also decide to finance our subsidiaries by means of capital contributions. These capital contributions must be approved by the Ministry of Commerce of China, or MOFCOM, or its local counterpart, which approval usually takes no more than 30 working days to complete. We may not be able to obtain these government approvals on a timely basis, if at all, with respect to future capital contributions by us to our PRC subsidiaries. If we fail to receive such approvals, we will not be able to use the proceeds of this offering and capitalize our PRC operations, which could adversely affect our liquidity and our ability to fund and expand our business.

21

Governmental control of currency conversion may affect the value of your investment by restricting our ability to pay dividends, even if profitable.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our income is primarily derived from dividend payments from our PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our security-holders.

We are a holding company and we rely on dividend payments from our subsidiaries, which are subject to restrictions under PRC laws, for funding.

We are a holding company incorporated in Delaware, and we operate our core businesses through our subsidiaries in the PRC and through various variable interest entities, or VIEs, and agreements with third parties. Therefore, the availability of funds for us to pay dividends to our shareholders and to service our indebtedness depends upon dividends received from these PRC subsidiaries. If our subsidiaries incur debt or losses, their ability to pay dividends or other distributions to us may be impaired. As a result, our ability to pay dividends and to repay our indebtedness will be restricted. PRC laws require that dividends be paid only out of the after-tax profit of our PRC subsidiaries calculated according to PRC accounting principles, which differ in many aspects from generally accepted accounting principles in other jurisdictions. PRC laws also require enterprises established in the PRC to set aside part of their after-tax profits as statutory reserves. These statutory reserves are not available for distribution as cash dividends. In addition, restrictive covenants in bank credit facilities or other agreements that we or our subsidiaries may enter into in the future may also restrict the ability of our subsidiaries to pay dividends to us. These restrictions on the availability of our funding may impact our ability to pay dividends to our Shareholders and to service our indebtedness.

Our business may be materially and adversely affected if any of our PRC subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding.

According to the SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on December 17, 2012, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective May 13, 2013, if any of our PRC subsidiaries undergoes a voluntary or involuntary liquidation proceeding, prior approval from the SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.  If the review process is more substantive and stringent, it will be more time consuming and costly; thus diverting our management’s time and our revenues away from everyday operations.  Additionally, if the registration requires a substantive review, it will delay and could potentially deny our ability to remit our profits to our shareholders.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar, Euro and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from our offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our shares of common stock or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers or products relying on foreign inputs.

22

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

From June 30, 2016 to June 30, 2017, the PRC Government devalued its currency by approximately 2.1%, representing the largest yuan depreciation in 20 years. China weakened the value of RMB currency by 2.1% to 6.78 against the US dollar on June 30, 2017, from 6.64 against the US dollar on June 30, 2016. On September 30, 2017, the value of RMB currency against the US dollar was 6.65. Concerns remain that China’s slowing economy, and in particular its exports, will need a stimulus that can only come from further cuts in the exchange rate.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, this offering and our reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless or illiquid. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company, our business and this offering. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in our stock could be rendered worthless. Even if such allegations are groundless, this situation may be a major distraction to our management.

You may face difficulties in protecting your interests and exercising your rights as a shareholder since we conduct substantially all of our operations in China, and almost all of our officers and directors reside outside the U.S.

Although we are incorporated in Delaware, we conduct substantially all of our operations in China. All of our current officers and directors reside outside the U.S. and substantially all of the assets of those persons are located outside of the U.S. It may be difficult for you to conduct due diligence on the Company or such directors in your election of the directors and attend a shareholder meeting if the meeting is held in China. We plan to have one shareholder meeting each year at a location to be determined, potentially alternating between U.S. and China. As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against our management, directors or major shareholders than would shareholders of a corporation doing business entirely or predominantly within the U.S.

23

DISCLOSURE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are based on our current expectations and beliefs, including estimates and projections about our industry.  Forward-looking statements may be identified by use of terms such as “anticipates,” “expects,” “intends,” “plans,” “seeks,” “estimates,” “believes” and similar expressions, although some forward-looking statements are expressed differently.  Statements concerning our financial position, business strategy and plans or objectives for future operations are forward-looking statements.  These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and may cause actual results to differ materially from management’s current expectations.  Such risks and uncertainties include those set forth herein under “Risk Factors.”  The forward-looking statements in this prospectus speak only as of the time they are made and do not necessarily reflect our outlook at any other point in time.

Except as may be required under the federal securities laws, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.  You are advised, however, to read any further disclosures we make on related subjects in our filings with the SEC, including Form 10-K, Form 10-Q and Form 8-K reports.  Also note that under the caption “Risk Factors,” we provide a cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our business.  These are factors that we think could cause our actual results to differ materially from expected and historical results.  Other factors besides those listed in “Risk Factors,” including factors described as risks in our filings with the SEC, could also adversely affect us.  For any forward-looking statements contained in any document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. Pending the uses described above, we intend to invest the net proceeds in short-term, interest bearing, investment-grade securities.

DETERMINATION OF OFFERING PRICE

The offering price of the securities may be determined by us or our sales agent from time to time in connection with the offering. We will provide the offering price of securities in the supplement(s) to this prospectus.

DILUTION

Our net tangible book value as of September 30, 2017 was $3.08 per share of Common Stock  . Net tangible book value per share of Common Stock is determined by dividing our tangible net worth, which is tangible assets less liabilities, by the total number of shares of our Common Stock outstanding. If we offer shares of our Common Stock, purchasers of our Common Stock in that offering may experience immediate dilution in net tangible book value per share. The prospectus supplement relating to an offering of shares of our Common Stock will set forth the information regarding any dilutive effect of that offering.

SELLING STOCKHOLDERS

Not Applicable.

24

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of our capital stock (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus, as the same may be supplemented, forms a part) does not purport to be complete and is subject to and qualified in its entirety by our certificate of incorporation, our bylaws and by the applicable provisions of Delaware law.

Our authorized capital stock consists of 105,000,000 shares of common stock, par value $0.001 per share, consisting of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our amended certificate of incorporation and bylaws, which have been filed previously with the SEC, and applicable provisions of Delaware law.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $25,000,000 in the aggregate of:

●	common stock;

●	preferred stock;

●	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities;

●	warrants to purchase our securities;

●	rights to purchase our securities; or

●	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. The debt securities, the preferred stock, the common stock and the warrants are collectively referred to in this prospectus as the “Securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of December 12, 2017, there were 21,034,072 shares  of our common stock issued and outstanding, held of record by approximately 299 stockholders. The outstanding shares of common stock are fully paid and non-assessable. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders.

Our board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. The common stock has no cumulative voting rights, including with respect to the election of directors.

Subject to preferential rights with respect to any future outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of funds legally available therefore. As of the date of this prospectus, we do not have any preferred stock outstanding nor do we have any classes of preferred stock designated. Pursuant to Section 281 of Delaware General Corporation Law, in the event of our dissolution, the holders of common stock are entitled to the remaining assets after payment of all liabilities of the company.

25

Our common stock has no preemptive or conversion rights or other subscription rights.

Preferred Stock

Our certificate of incorporation, as amended, empowers our board of directors, without action by our shareholders, to issue up to 5,000,000 shares of preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. As of the date of this prospectus, no shares of preferred stock were designated or issued and outstanding. Our board may fix the rights, preferences, privileges and restrictions of our authorized but undesignated preferred shares, including:

●	dividend rights and preferences over dividends on our common stock or any series of preferred stock;

●	the dividend rate (and whether dividends are cumulative);

●	conversion rights, if any;

●	voting rights;

●	rights and terms of redemption (including sinking fund provisions, if any);

●	redemption price and liquidation preferences of any wholly unissued series of any preferred stock and the designation thereof of any of them; and

●	to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares then outstanding.

You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

●	title of the series and the number of shares in the series;

●	the price at which the preferred stock will be offered;

●	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

●	the voting rights, if any, of the holders of shares of the preferred stock being offered;

●	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

●	the liquidation preference per share;

●	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

●	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

26

●	any listing of the preferred stock being offered on any securities exchange;

●	a discussion of any material federal income tax considerations applicable to the preferred stock being offered;

●	any preemptive rights;

●	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

●	any additional rights, preferences, qualifications, limitations and restrictions of the series.

Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds.

Any preferred stock terms selected by our board of directors could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and power, including voting rights, of the holders of our common stock without any further vote or action by the stockholders. The rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued by us in the future. The issuance of preferred stock could also have the effect of delaying or preventing a change in control of our company or make removal of management more difficult.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities issued under an indenture (which we refer to herein as an Indenture) will be entered into between us and a trustee to be named therein. It is likely that convertible debt securities will not be issued under an Indenture.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of Indenture and the form of each Indenture agreement, if any, relating to Indentures offered under this prospectus.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement or free writing prospectus applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

●	if we fail to pay the principal or premium, if any, when due and payable at maturity, upon redemption or repurchase or otherwise;

●	if we fail to pay interest when due and payable and our failure continues for certain days;

●	if we fail to observe or perform any other covenant contained in the Securities of a Series or in this Indenture, and our failure continues for certain days after we receive written notice from the trustee or holders of at least certain percentage in aggregate principal amount of the outstanding debt securities of the applicable series. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default”;

27

●	if specified events of bankruptcy, insolvency or reorganization occur; and

●	if any other event of default provided with respect to securities of that series, which is specified in a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate as defined in the Form of Indenture.

We covenant in the Form of Indenture to deliver a certificate to the trustee annually, within certain days after the close of the fiscal year, to show that we are in compliance with the terms of the indenture and that we have not defaulted under the indenture. Nonetheless, if we issue debt securities, the terms of the debt securities and the final form of indenture will be provided in a prospectus supplement. Please refer to the prospectus supplement and the form of indenture attached thereto for the terms and conditions of the offered debt securities. The terms and conditions may or may not include whether or not we must furnish periodic evidence showing that an event of default does not exist or that we are in compliance with the terms of the indenture.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of our company. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

Should an indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the senior indebtedness issued under an Indenture.

Prospectus Supplement

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

●	any limit on the aggregate principal amount of debt securities of such series;

●	the percentage of the principal amount at which the debt securities of any series will be issued;

●	the ability to issue additional debt securities of the same series;

28

●	the purchase price for the debt securities and the denominations of the debt securities;

●	the specific designation of the series of debt securities being offered;

●	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

●	the basis for calculating interest if other than 360-day year or twelve 30-day months;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

●	the rate or rates of amortization of the debt securities, if any;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

●	any restriction or condition on the transferability of the debt securities of a particular series;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

29

●	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

●	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

●	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	what subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

●	whether we are issuing the debt securities in whole or in part in global form;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depositary for global or certificated debt securities, if any;

●	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

●	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

●	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

30

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

●	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Warrants

We may issue warrants for the purchase of our common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with such warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

●	the title of the warrants;

●	the price or prices at which the warrants will be issued;

●	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

31

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

●	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

●	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

●	the maximum or minimum number of warrants that may be exercised at any time;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants. Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

32

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

The provisions described in this section, as well as those described under the description of “Common Stock”, “Preferred Stock”, and “Warrants” will apply to each unit and to any Common Stock, Preferred Stock or warrant included in each unit, respectively.

Anti-Takeover Provisions of the Delaware Law and Our Governing Documents

Delaware Law

33

We are subject to Section 203 of the Delaware General Corporation Law (“Section 203”). In general, Section 203 prohibits a publicly held Delaware corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless:

●	prior to the time the stockholder became an interested stockholder, either the applicable business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation’s board of directors;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include, in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale of 10% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns 15% or more of the outstanding voting stock of the corporation or (2) is an “affiliate” or “associate” (as defined in Section 203 of the DGCL) of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the prior three year period.

A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or by an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203 and approved by a majority of its outstanding voting shares. We have not opted out of Section 203. As a result, Section 203 could delay, deter or prevent a merger, change of control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also limit the price that investors are willing to pay in the future for our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Island Stock Transfer, LLC, 15500 Roosevelt Blvd. Suite 301, Clearwater, FL 33760, and their telephone number is (727) 289-0010.

NASDAQ Capital Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “TYHT.”

34

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, or (iv) through a combination of any these methods. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers;

●	any commissions paid to agents; and

●	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any offering price and any discounts or concessions allowed or reallowed or paid to dealers.

35

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

We will provide in the applicable prospectus supplement any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

 Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, other than our common stock, all securities we offer under this prospectus will be a new issue and will have no established trading market. We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

36

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Hunter Taubman Fischer & Li, LLC, New York, NY. The legality of the securities for any underwriters, dealers or agents will be passed upon by counsel as may be specified in the applicable prospectus supplement.

EXPERTS

Wei, Wei & Co., LLP (“Wei”), an independent registered public accounting firm, audited our financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2017, as set forth in their report included therein, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Wei’s report, given on their authority as experts in accounting and auditing.

Material Changes

None.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov; you can also find our filings on our company website: http://shinecobiotech.mediaroom.com/index.php?s=2429&o=0&l=25. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INFORMATION INCORPORATED BY REFERENCE

The Securities and Exchange Commission allows us to incorporate by reference the information we file with them under certain conditions, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any information that we file subsequent to this prospectus with the Securities and Exchange Commission will automatically update and supersede this information. The documents we are incorporating by reference are as follows:

(a)	the Company’s Annual Report on Form 10-K for the year ended June 30, 2017;

(b)	the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2017

(c)	the Company’s Current Reports on Form 8-K filed on October 27, 2017;

37

(d)	the Company’s Current Reports on Form 8-K filed on November 1, 2017;

(e)	the Company’s Current Reports on Form 8-K filed on November 13, 2017;

(f)	the Company’s Current Reports on Form 8-K filed on November 16, 2017;

(g)	the Company’s Current Reports on Form 8-K filed on December 11, 2017; and

(h)	the description of the Common Stock, $0.001 par value per share, contained in the Registrant’s registration statement on Form 8-A filed with the Commission on May 13, 2016 pursuant to Section 12(b) of the Exchange Act and all amendments or reports filed by us for the purpose of updating those descriptions.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of this prospectus, through the date declared effective, until the termination of the offering of securities contemplated by this prospectus shall be deemed to be incorporated by reference into this prospectus. These documents that we file later with the Securities and Exchange Commission and that are incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We will provide to any person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (excluding exhibits, unless the exhibits are specifically incorporated), at no cost to the requesting party, upon request to us in writing or by telephone using the following information:

SHINECO, INC.

Room 1001, Building T5,

DaZu Square, Daxing District,

Beijing, People’s Republic of China

Attn: Mr. Yuying Zhang

38

SHINECO, INC.

$25,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

December 19, 2017

39